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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 7, 2011, relating to the consolidated financial statements of General Growth Properties, Inc. and subsidiaries (the Company) (for which the report expresses an unqualified opinion on those consolidated financial statements and includes explanatory paragraphs regarding the Company's financial statements with assets, liabilities, and a capital structure having carrying values not comparable with prior periods and the Company's change in method of accounting for noncontrolling interests), the consolidated financial statement schedule of the Company, and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of General Growth Properties, Inc. for the year ended December 31, 2010, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Chicago, Illinois March 11, 2011

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  Exhibit 23.1